CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-111748 and 333-204671) of ATRM Holdings, Inc. of our report dated April 30, 2019 related to the consolidated financial statements that appear in this Annual Report on Form 10-k of ATRM Holdings, Inc. for the year ended December 31, 2018.

Boulay PLLP
Certified Public Accountants
Minneapolis, Minnesota June 25, 2019

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